Pricing Supplement dated November 24, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

 [RBC LOGO]                             $37,940,000
                              Reverse Convertible Notes, each
               Linked to the Common Stock of a Single Reference Stock Issuer


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General:                            This pricing supplement relates to Forty One
                                    (41) separate Reverse Convertible Notes
                                    ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                             Royal Bank of Canada ("Royal Bank")

Issue:                              Senior Medium-Term Notes, Series C

Pricing Date:                       November 24, 2009

Issuance Date:                      November 30, 2009

Denominations:                      Minimum denomination of $1,000, and integral
                                    multiples of $1,000 thereafter.

Deposit Currency                    U.S. Dollars

Coupon Payment:                     Each coupon will be paid in equal monthly
                                    payments. (30/360)

  Coupon Payment Date (s):          The coupon will be paid on the last business
                                    day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:
                  Valuation Date:   February 23, 2010

                   Maturity Date:   February 26, 2010


Six Month Notes:
                  Valuation Date:   May 25, 2010

                   Maturity Date:   May 28, 2010


Twelve Month Notes:
                  Valuation Date:   November 24, 2010

                   Maturity Date:   November 30, 2010

Reference Stock:
 No.      Principal              Reference Stock             Ticker  Coupon Rate  Strike Price   Barrier Price    Term       CUSIP
 ---      ----------             ---------------             ------  -----------  ------------   -------------    ----       -----
           Amount
           ------
 1676     $2,360,000                Alcoa Inc.                 AA      16.25%        $12.92          $9.69       3 month  78008HNS5

 1677       $649,000             Arch Coal, Inc.               ACI     16.00%        $21.51         $16.13       3 month  78008HNT3

 1678       $291,000              Alcatel-Lucent               ALU     26.75%         $3.37          $2.53       3 month  78008HNU0

 1679       $831,000       Allegheny Technologies, Inc.        ATI     18.50%        $34.93         $26.20       3 month  78008HNV8

 1680       $343,000        ATP Oil & Gas Corporation         ATPG     34.00%        $15.27         $10.69       3 month  78008HNW6

 1681     $4,123,000       Bank of America Corporation         BAC     18.00%        $16.10         $12.08       3 month  78008HNX4

 1682       $287,000              Citigroup Inc.                C      14.00%         $4.21          $3.16       3 month  78008HNY2

 1683       $533,000        Continental Airlines Inc.          CAL     27.50%        $13.25          $8.61       3 month  78008HNZ9

 1684     $2,346,000      Chesapeake Energy Corporation        CHK     15.00%        $23.65         $17.74       3 month  78008HPA2

 1685     $1,306,000              DryShips Inc.               DRYS     28.00%         $6.35          $4.45       3 month  78008HPB0

 1686     $1,927,000   Freeport-McMoRan Copper & Gold, Inc.    FCX     16.00%        $85.59         $64.19       3 month  78008HPC8

 1687       $968,000            First Solar, Inc.             FSLR     21.00%       $119.25         $89.44       3 month  78008HPD6

 1688       $547,000         Frontier Oil Corporation          FTO     15.00%        $12.22          $9.17       3 month  78008HPE4

 1689     $2,253,000   Hartford Financial Services Group, Inc. HIG     30.00%        $25.13         $18.85       3 month  78008HPF1

 1690        $54,000 Starwood Hotels & Resorts Worldwide, Inc. HOT     16.50%        $31.64         $23.73       3 month  78008HPG9

 1691       $836,000                 KeyCorp                   KEY     25.00%         $5.94          $4.46       3 month  78008HPH7

 1692       $862,000       Lincoln National Corporation        LNC     21.00%        $23.91         $16.74       3 month  78008HPJ3

 1693     $1,734,000          Las Vegas Sands Corp.            LVS     28.75%        $15.81         $10.28       3 month  78008HPK0

 1694       $864,000            The Mosaic Company             MOS     16.25%        $54.10         $43.28       3 month  78008HPL8

 1695       $587,000              NYSE Euronext                NYX     12.25%        $25.88         $20.70       3 month  78008HPM6

 1696        $90,000                 Palm, Inc.               PALM     36.00%        $11.10          $8.33       3 month  78008HPN4

 1697       $549,000         Research In Motion Limited       RIMM     12.25%        $59.53         $44.65       3 month  78008HPP9

 1698       $730,000        Sprint Nextel Corporation           S      23.50%         $3.75          $2.44       3 month  78008HPQ7

 1699       $591,000     UnitedHealth Group Incorporated       UNH     12.25%        $29.56         $23.65       3 month  78008HPR5

 1700       $496,000                  Vale SA                 VALE     11.50%        $28.83         $21.62       3 month  78008HPS3

 1701     $3,764,000          Wells Fargo & Company            WFC     15.75%        $27.86         $20.90       3 month  78008HPT1

 1702       $904,000     United States Steel Corporation        X      16.75%        $42.04         $31.53       3 month  78008HPU8

 1703       $105,000               Aflac, Inc.                 AFL     12.75%        $44.52         $33.39       6 month  78008HPV6

 1704       $255,000             Amazon.com, Inc.             AMZN     11.25%       $132.94         $99.71       6 month  78008HPW4

 1705       $200,000             Caterpillar Inc.              CAT     11.75%        $58.00         $43.50       6 month  78008HPX2

 1706       $215,000      iShares MSCI Brazil Index Fund       EWZ     10.00%        $76.74         $57.56       6 month  78008HPY0

 1707       $542,000            Ford Motor Company              F      16.00%         $8.81          $6.17       6 month  78008HPZ7

 1708       $190,000              Goldcorp, Inc.               GG      14.25%        $43.40         $32.55       6 month  78008HQA1

 1709        $40,000              Yamana Gold Inc.             AUY     15.00%        $13.58          $9.51      12 month  78008HQB9

 1710        $60,000          American Express Company         AXP     11.00%        $41.44         $31.08      12 month  78008HQC7

 1711        $32,000         Peabody Energy Corporation        BTU     12.00%        $45.27         $33.95      12 month  78008HQD5

 1712       $211,000         General Electric Company          GE      10.00%        $16.12         $12.09      12 month  78008HQE3

 1715     $2,715,000   Hartford Financial Services Group, Inc. HIG     17.90%        $25.13         $15.08       3 month  78008HQR4

 1716       $600,000        Continental Airlines Inc.          CAL     13.00%        $13.25          $7.29       3 month  78008HQT0

 1717       $600,000          Las Vegas Sands Corp.            LVS     17.00%        $15.81          $8.70       3 month  78008HQU7

 1718     $1,350,000               Palm, Inc.                 PALM     28.00%        $11.10          $6.66       3 month  78008HQV5

Term:              As set forth above

Initial Share Price:                The price of the Reference Stock on the
                                    Pricing Date.

Final Share Price:                  The price of the Reference Stock on the
                                    Valuation Date.

Payment at Maturity (if held to     For each $1,000 principal amount of the
maturity):                          Notes, the investor will receive $1,000 plus
                                    any accrued and unpaid interest at maturity unless:

                                    (i)   the Final Stock Price is less than the
                                          Initial Stock Price; and

                                    (ii)  (a) for notes subject to Intra-Day
                                          Monitoring, at any time during the
                                          Monitoring Period, the trading price
                                          of the Reference Stock is less than
                                          the Barrier Price, or

                                          (b) for notes subject to Close of
                                          Trading Day Monitoring, on any day
                                          during the Monitoring Period, the
                                          closing price of the Reference Stock
                                          is less than the Barrier Price.

                                    If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                    Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:                  From and excluding the Pricing Date to and
                                    including the Valuation Date

Monitoring Method:                  Close of Trading Day

Physical Delivery Amount:           For each $1,000 principal amount, a number
                                    of shares of the Reference Stock equal to the principal amount divided by the Initial
                                    Share Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                   RBC Capital Markets Corporation (or one of
                                    its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:                  The Bank of New York

Listing:                            None

Settlement:                         DTC global notes

Terms Incorporated In the           All of the terms appearing above the item
Master Note                         captioned "Secondary Market" on the cover
                                    page of this pricing supplement and the
                                    terms appearing under the caption "Specific
                                    Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the Issuance Date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon #1676                              100%                         1.50%                        98.50%
                                     $2,360,000.00                   $35,400.00                  $2,324,600.00

RevCon #1677                              100%                         1.50%                        98.50%
                                      $649,000.00                    $9,735.00                    $639,265.00

RevCon #1678                              100%                         1.50%                        98.50%
                                      $291,000.00                    $4,365.00                    $286,635.00

RevCon #1679                              100%                         1.50%                        98.50%
                                      $831,000.00                    $12,465.00                   $818,535.00

RevCon #1680                              100%                         1.50%                        98.50%
                                      $343,000.00                    $5,145.00                    $337,855.00

RevCon #1681                              100%                         1.50%                        98.50%
                                     $4,123,000.00                   $61,845.00                  $4,061,155.00

RevCon #1682                              100%                         1.50%                        98.50%
                                      $287,000.00                    $4,305.00                    $282,695.00

RevCon #1683                              100%                         1.50%                        98.50%
                                      $533,000.00                    $7,995.00                    $525,005.00

RevCon #1684                              100%                         1.50%                        98.50%
                                     $2,346,000.00                   $35,190.00                  $2,310,810.00

RevCon #1685                              100%                         1.50%                        98.50%
                                     $1,306,000.00                   $19,590.00                  $1,286,410.00

RevCon #1686                              100%                         1.50%                        98.50%
                                     $1,927,000.00                   $28,905.00                  $1,898,095.00

RevCon #1687                              100%                         1.50%                        98.50%
                                      $968,000.00                    $14,520.00                   $953,480.00

RevCon #1688                              100%                         1.50%                        98.50%
                                      $547,000.00                    $8,205.00                    $538,795.00

                                      P-4

RevCon #1689                              100%                         1.50%                        98.50%
                                     $2,253,000.00                   $33,795.00                  $2,219,205.00

RevCon #1690                              100%                         1.50%                        98.50%
                                       $54,000.00                     $810.00                     $53,190.00

RevCon #1691                              100%                         1.50%                        98.50%
                                      $836,000.00                    $12,540.00                   $823,460.00

RevCon #1692                              100%                         1.50%                        98.50%
                                      $862,000.00                    $12,930.00                   $849,070.00

RevCon #1693                              100%                         1.50%                        98.50%
                                     $1,734,000.00                   $26,010.00                  $1,707,990.00

RevCon #1694                              100%                         1.50%                        98.50%
                                      $864,000.00                    $12,960.00                   $851,040.00

RevCon #1695                              100%                         1.50%                        98.50%
                                      $587,000.00                    $8,805.00                    $578,195.00

RevCon #1696                              100%                         1.50%                        98.50%
                                       $90,000.00                    $1,350.00                    $88,650.00

RevCon #1697                              100%                         1.50%                        98.50%
                                      $549,000.00                    $8,235.00                    $540,765.00

RevCon #1698                              100%                         1.50%                        98.50%
                                      $730,000.00                    $10,950.00                   $719,050.00

RevCon #1699                              100%                         1.50%                        98.50%
                                      $591,000.00                    $8,865.00                    $582,135.00

RevCon #1700                              100%                         1.50%                        98.50%
                                      $496,000.00                    $7,440.00                    $488,560.00

RevCon #1701                              100%                         1.50%                        98.50%
                                     $3,764,000.00                   $56,460.00                  $3,707,540.00

RevCon #1702                              100%                         1.50%                        98.50%
                                      $904,000.00                    $13,560.00                   $890,440.00

RevCon #1703                              100%                         1.75%                        98.25%
                                      $105,000.00                    $1,837.50                    $103,162.50

RevCon #1704                              100%                         1.75%                        98.25%
                                      $255,000.00                    $4,462.50                    $250,537.50

RevCon #1705                              100%                         1.75%                        98.25%
                                      $200,000.00                    $3,500.00                    $196,500.00

RevCon #1706                              100%                         1.75%                        98.25%
                                      $215,000.00                    $3,762.50                    $211,237.50

                                      P-5

RevCon #1707                              100%                         1.75%                        98.25%
                                      $542,000.00                    $9,485.00                    $532,515.00

RevCon #1708                              100%                         1.75%                        98.25%
                                      $190,000.00                    $3,325.00                    $186,675.00

RevCon #1709                              100%                         2.25%                        97.75%
                                       $40,000.00                     $900.00                     $39,100.00

RevCon #1710                              100%                         2.25%                        97.75%
                                       $60,000.00                    $1,350.00                    $58,650.00

RevCon #1711                              100%                         2.25%                        97.75%
                                       $32,000.00                     $720.00                     $31,280.00

RevCon #1712                              100%                         2.25%                        97.75%
                                      $211,000.00                    $4,747.50                    $206,252.50

RevCon #1715                              100%                         1.25%                        98.75%
                                     $2,715,000.00                   $33,937.50                  $2,681,062.50

RevCon #1716                              100%                         1.25%                        98.75%
                                      $600,000.00                    $7,500.00                   $592,500.00

RevCon #1717                              100%                         1.25%                        98.75%
                                      $600,000.00                    $7,500.00                   $592,500.00

RevCon #1718                              100%                         1.25%                        98.75%
                                     $1,350,000.00                  $16,875.00                   $1,333,125.00



                         RBC Capital Markets Corporation
                                November 24, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HNS5 (AA): 0.26% of each stated interest payment (16.25% in total) will be treated as an interest payment and 15.99% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNT3 (ACI): 0.26% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.74% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNU0 (ALU): 0.26% of each stated interest payment (26.75% in total) will be treated as an interest payment and 26.49% of each stated interest payment (26.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNV8 (ATI): 0.26% of each stated interest payment (18.50% in total) will be treated as an interest payment and 18.24% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNW6 (ATPG): 0.26% of each stated interest payment (34.00% in total) will be treated as an interest payment and 33.74% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNX4 (BAC): 0.26% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.74% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNY2 (C): 0.26% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.74% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HNZ9 (CAL): 0.26% of each stated interest payment (27.50% in total) will be treated as an interest payment and 27.24% of each stated interest payment (27.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPA2 (CHK): 0.26% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.74% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPB0 (DRYS): 0.26% of each stated interest payment (28.00% in total) will be treated as an interest payment and 27.74% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPC8 (FCX): 0.26% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.74% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPD6 (FSLR): 0.26% of each stated interest payment (21.00% in total) will be treated as an interest payment and 20.74% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPE4 (FTO): 0.26% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.74% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPF1 (HIG): 0.26% of each stated interest payment (30.00% in total) will be treated as an interest payment and 29.74% of each stated interest payment (30.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPG9 (HOT): 0.26% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.24% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPH7 (KEY): 0.26% of each stated interest payment (25.00% in total) will be treated as an interest payment and 24.74% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPJ3 (LNC): 0.26% of each stated interest payment (21.00% in total) will be treated as an interest payment and 20.74% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPK0 (LVS): 0.26% of each stated interest payment (28.75% in total) will be treated as an interest payment and 28.49% of each stated interest payment (28.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPL8 (MOS): 0.26% of each stated interest payment (16.25% in total) will be treated as an interest payment and 15.99% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPM6 (NYX): 0.26% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.99% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPN4 (PALM): 0.26% of each stated interest payment (36.00% in total) will be treated as an interest payment and 35.74% of each stated interest payment (36.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPP9 (RIMM): 0.26% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.99% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPQ7 (S): 0.26% of each stated interest payment (23.50% in total) will be treated as an interest payment and 23.24% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPR5 (UNH): 0.26% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.99% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPS3 (VALE): 0.26% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.24% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPT1 (WFC): 0.26% of each stated interest payment (15.75% in total) will be treated as an interest payment and 15.49% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPU8 (X): 0.26% of each stated interest payment (16.75% in total) will be treated as an interest payment and 16.49% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPV6 (AFL): 0.48% of each stated interest payment (12.75% in total) will be treated as an interest payment and 12.27% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPW4 (AMZN): 0.48% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.77% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPX2 (CAT): 0.48% of each stated interest payment (11.75% in total) will be treated as an interest payment and 11.27% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPY0 (EWZ): 0.48% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.52% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HPZ7 (F): 0.48% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.52% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQA1 (GG): 0.48% of each stated interest payment (14.25% in total) will be treated as an interest payment and 13.77% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQB9 (AUY): 1.01% of each stated interest payment (15.00% in total) will be treated as an interest payment and 13.99% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQC7 (AXP): 1.01% of each stated interest payment (11.00% in total) will be treated as an interest payment and 9.99% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQD5 (BTU): 1.01% of each stated interest payment (12.00% in total) will be treated as an interest payment and 10.99% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQE3 (GE): 1.01% of each stated interest payment (10.00% in total) will be treated as an interest payment and 8.99% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQR4 (HIG): 0.26% of each stated interest payment (17.90% in total) will be treated as an interest payment and 17.64% of each stated interest payment (17.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQT0 (CAL): 0.26% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.74% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQU7 (LVS): 0.26% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.74% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HQV5 (PALM): 0.26% of each stated interest payment (28.00% in total) will be treated as an interest payment and 27.74% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Alcatel-Lucent offers products that enable service providers, enterprises, and governments worldwide to deliver voice, data, and video communication services to end-users. The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

     o Amazon.com, Inc. operates as an online retailer in North America and internationally. It operates various retail Web sites, including amazon.com, amazon.co.uk, amazon.de, amazon.fr, amazon.co.jp, amazon.ca, and amazon.cn. The company serves its consumer customers through its retail Websites and focuses on selection, price, and convenience. It also offers programs that enable seller customers to sell their products on its Websites and their own branded Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o ATP Oil & Gas Corporation engages in the acquisition, development, and production of oil and natural gas properties in the Gulf of Mexico, the United Kingdom, and Dutch Sectors of the North Sea. As of December 31, 2008, the company had leasehold and other interests in 77 offshore blocks, 41 platforms, and 129 wells, including 22 subsea wells in the Gulf of Mexico; and interests in 10 blocks and 3 company-operated subsea wells in the North Sea. It had estimated net proved reserves of 713.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

     o Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o DryShips, Inc. engages in the ownership and operation of drybulk carriers that operate worldwide. The company's fleet carries various drybulk commodities, including coal, iron ore, grains, bauxite, phosphate, fertilizers, and steel products. As of August 10, 2009, it owned a fleet of 41 drybulk carriers comprising 7 Capesize, 29 Panamax, 2 Supramax, and 3 newbuilding drybulk vessels with a combined deadweight tonnage of approximately 3.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

     o iShares MSCI Brazil Index Fund is an exchange traded equity index fund launched and managed by Barclays Global Fund Advisors. It invests in the public equity markets of Brazil. The fund invests in stocks of companies operating across diversified sectors. It seeks to replicate the performance of MSCI Brazil Index. The fund invests in stocks of companies listed on the MSCI Brazil Index in proportion to their weightage in the index.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o First Solar, Inc. engages in the design, manufacture, and sale of solar electric power modules using a proprietary thin film semiconductor technology. The company's solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It sells its products to project developers, system integrators, and operators of renewable energy projects in the United States and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Hartford Financial Services Group, Inc., through its subsidiaries, provides insurance and financial services in the United States and internationally. It engages in life, and property and casualty insurance businesses. The life insurance business comprises six segments: Retail Products Group (Retail), Retirement Plans, International and Institutional Solutions Group (Institutional), Individual Life, Group Benefits, and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

     o Starwood Hotels & Resorts Worldwide, Inc., together with its subsidiaries, operates as a hotel and leisure company worldwide. The company primarily operates luxury and upscale full service hotels, retreats, and residences. It also engages in the development, ownership, and operation of vacation ownership resorts; marketing and selling vacation ownership interests in the resorts; and provision of financing to customers who purchase such interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:

     o KeyCorp operates as the holding company for KeyBank National Association that provides various retail and commercial banking services to individual, corporate, and institutional clients in the United States. The company offers various deposit and loan products. Its deposit product portfolio includes NOW accounts, money market deposit accounts, savings deposits, certificates of deposit, and time deposits.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

     o Lincoln National Corporation, through its subsidiaries, engages in multiple insurance and investment management businesses primarily in the United States. It sells a range of wealth protection, accumulation, and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (UL), variable universal life insurance (VUL), term life insurance, mutual funds, and managed accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Sprint Nextel Corporation offers wireless and wireline communications products and services to consumers, businesses, and government users in the United States and internationally. Its Wireless segment provides wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04721

     o UnitedHealth Group Incorporated provides healthcare services in the United States. The company's Health Care Services segment offers consumer-oriented health benefit plans and services; administrative and other management services to customers that self-insure the medical costs of their employees and their dependents; and non-employer based insurance options for purchase by individuals, which are designed to meet the health coverage needs of consumers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10864

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first, second, and third quarters of 2009, as well as for the period from October 1, 2009 to November 23, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           9/30/2009                14.84                      8.96                     13.12
  10/1/2009          11/24/2009                15.11                     11.89                     12.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/30/2009                19.94                     12.52                     15.37
   7/1/2009           9/30/2009                24.22                     13.01                     22.13
  10/1/2009          11/24/2009                25.86                     20.07                     21.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alcatel-Lucent (ALU)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.12                     12.68                     15.4
   4/1/2006           6/30/2006                16.51                     11.56                     12.61
   7/1/2006           9/29/2006                12.91                     10.63                     12.18
  9/30/2006          12/29/2006                14.49                     11.64                     14.22

   1/1/2007           3/30/2007                15.43                     11.41                     11.82
  3/31/2007           6/29/2007                14.09                     11.71                     14
  6/30/2007           9/28/2007                14.57                      8.53                     10.18
  9/29/2007          12/31/2007                10.47                      7.15                      7.32

   1/1/2008           3/31/2008                 7.4                       5.08                      5.76
   4/1/2008           6/30/2008                 7.67                      5.73                      6.04
   7/1/2008           9/30/2008                 6.54                      3.57                      3.84
  10/1/2008          12/31/2008                 4.05                      1.74                      2.15

   1/1/2009           3/31/2009                 2.38                      1.09                      1.86
   4/1/2009           6/30/2009                 2.93                      1.82                      2.48
   7/1/2009           9/30/2009                 4.645                     2.01                      4.49
  10/1/2009          11/24/2009                 4.95                      3.32                      3.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.25                     35.4701                   61.18
   4/1/2006           6/30/2006                87.5                      54.78                     69.24
   7/1/2006           9/29/2006                70.38                     55                        62.19
  9/30/2006          12/29/2006                98.72                     59.82                     90.68

   1/1/2007           3/30/2007               110                        85.1                     106.69
  3/31/2007           6/29/2007               119.7                      99.17                    104.88
  6/30/2007           9/28/2007               116.25                     80                       109.95
  9/29/2007          12/31/2007               115.55                     82.59                     86.4

   1/1/2008           3/31/2008                87.32                     59                        71.36
   4/1/2008           6/30/2008                85.49                     58.4                      59.28
   7/1/2008           9/30/2008                58.85                     26.6                      29.55
  10/1/2008          12/31/2008                29.74                     15                        25.53

   1/1/2009           3/31/2009                31.83                     16.92                     21.93
   4/1/2009           6/30/2009                44.09                     21.22                     34.93
   7/1/2009           9/30/2009                36.95                     25.8                      34.99
  10/1/2009          11/24/2009                39.62                     29.62                     34.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ATP Oil & Gas Corp (ATPG)
                                (Feb-01 - Feb-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.05                     36.05                     43.91
   4/1/2006           6/30/2006                49.7                      35.04                     41.93
   7/1/2006           9/29/2006                43.3                      35.35                     36.94
  9/30/2006          12/29/2006                47.29                     34.16                     39.57

   1/1/2007           3/30/2007                43.65                     35.15                     37.6
  3/31/2007           6/29/2007                49                        37.46                     48.64
  6/30/2007           9/28/2007                49.39                     38.44                     47.03
  9/29/2007          12/31/2007                57.58                     43.19                     50.54

   1/1/2008           3/31/2008                52.25                     28.88                     32.72
   4/1/2008           6/30/2008                47.35                     26.54                     39.47
   7/1/2008           9/30/2008                41.5                      16.16                     17.81
  10/1/2008          12/31/2008                18.72                      3.89                      5.85

   1/1/2009           3/31/2009                 7.92                      2.75                      5.13
   4/1/2009           6/30/2009                10.2                       4.81                      6.96
   7/1/2009           9/30/2009                22.9899                    5.22                     17.89
  10/1/2009          11/24/2009                21.87                     14.4                      15.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/30/2009                15.07                      6.44                     13.2
   7/1/2009           9/30/2009                18.25                     11.27                     16.92
  10/1/2009          11/24/2009                19.1                      14.12                     16.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.58                     44.81                     47.23
   4/1/2006           6/30/2006                50.72                     47.15                     48.25
   7/1/2006           9/29/2006                50.35                     46.22                     49.67
  9/30/2006          12/29/2006                57                        48.83                     55.7

   1/1/2007           3/30/2007                56.28                     48.05                     51.34
  3/31/2007           6/29/2007                55.55                     50.41                     51.29
  6/30/2007           9/28/2007                52.97                     44.66                     46.67
  9/29/2007          12/31/2007                48.95                     28.8                      29.44

   1/1/2008           3/31/2008                29.89                     17.99                     21.42
   4/1/2008           6/30/2008                27.35                     16.58                     16.76
   7/1/2008           9/30/2008                22.53                     12.85                     20.51
  10/1/2008          12/31/2008                23.5                       3.05                      6.71

   1/1/2009           3/31/2009                 7.585                     0.97                      2.53
   4/1/2009           6/30/2009                 4.48                      2.43                      2.97
   7/1/2009           9/30/2009                 5.43                      2.55                      4.84
  10/1/2009          11/24/2009                 5                         3.81                      4.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.9                      16.74                     26.9
   4/1/2006           6/30/2006                31.03                     22.51                     29.8
   7/1/2006           9/29/2006                32.04                     22.03                     28.31
  9/30/2006          12/29/2006                46.29                     28.56                     41.25

   1/1/2007           3/30/2007                52.4                      35.22                     36.39
  3/31/2007           6/29/2007                44.1                      32                        33.87
  6/30/2007           9/28/2007                38.79                     26.21                     33.03
  9/29/2007          12/31/2007                37.79                     21.59                     22.25

   1/1/2008           3/31/2008                31.25                     17.19                     19.23
   4/1/2008           6/30/2008                23.42                      9.7                      10.11
   7/1/2008           9/30/2008                21.4                       5.91                     16.68
  10/1/2008          12/31/2008                20.89                      9.49                     18.06

   1/1/2009           3/31/2009                21.83                      6.37                      8.81
   4/1/2009           6/30/2009                15.758                     7.86                      8.86
   7/1/2009           9/30/2009                17.55                      8.76                     16.44
  10/1/2009          11/24/2009                17.65                     10.94                     13.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           9/30/2009                29.49                     16.92                     28.4
  10/1/2009          11/24/2009                30                        22.77                     23.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               DryShips Inc (DRYS)
                                (Feb-05 - Feb-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                13.84                      9.9                      10.58
   4/1/2006           6/30/2006                11.25                      8.5                      10.79
   7/1/2006           9/29/2006                14.89                     10.28                     13.4
  9/30/2006          12/29/2006                18.06                     12.63                     18.01

   1/1/2007           3/30/2007                23.67                     16.85                     22.53
  3/31/2007           6/29/2007                44.75                     22.66                     43.38
  6/30/2007           9/28/2007                93.37                     43.51                     90.8401
  9/29/2007          12/31/2007               131.34                     69.616                    77.4

   1/1/2008           3/31/2008                88.49                     48.21                     59.91
   4/1/2008           6/30/2008               116.43                     58.64                     80.18
   7/1/2008           9/30/2008                81.49                     30.52                     35.49
  10/1/2008          12/31/2008                38.87                      3.04                     10.66

   1/1/2009           3/31/2009                17.35                      2.72                      5.09
   4/1/2009           6/30/2009                11.48                      4.35                      5.78
   7/1/2009           9/30/2009                 7.99                      4.9                       6.63
  10/1/2009          11/24/2009                 7.62                      5.66                      6.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport McMoRan Copper & Gold (FCX)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           9/30/2009                73.43                     43.19                     68.61
  10/1/2009          11/24/2009                87.23                     63                        85.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Solar Inc (FSLR)
                                (Nov-06 - Nov-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006          12/29/2006                30                        20                        29.84

   1/1/2007           3/30/2007                59.88                     27.54                     52.01
  3/31/2007           6/29/2007                91.1                      52.08                     89.29
  6/30/2007           9/28/2007               123.21                     74.77                    117.7399
  9/29/2007          12/31/2007               283                       119.91                    267.14

   1/1/2008           3/31/2008               272.7899                  143.3101                  231.14
   4/1/2008           6/30/2008               317                       232.2                     272.82
   7/1/2008           9/30/2008               301.3                     175.48                    188.91
  10/1/2008          12/31/2008               202.93                     85.28                    137.96

   1/1/2009           3/31/2009               165.2                     100.9                     132.7
   4/1/2009           6/30/2009               207.51                    129.88                    162.2
   7/1/2009           9/30/2009               176.05                    112.0901                  152.86
  10/1/2009          11/24/2009               162.2                     115.09                    119.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/30/2009                18.4                      12.09                     13.11
   7/1/2009           9/30/2009                15.15                     12                        13.92
  10/1/2009          11/24/2009                16.54                     11.87                     12.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Hartford Financial Services Gr (HIG)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                89.49                     79.24                     80.55
   4/1/2006           6/30/2006                94.03                     80.14                     84.6
   7/1/2006           9/29/2006                88.51                     79.55                     86.75
  9/30/2006          12/29/2006                93.75                     83.78                     93.31

   1/1/2007           3/30/2007                97.95                     90.3                      95.58
  3/31/2007           6/29/2007               106.23                     94.8733                   98.51
  6/30/2007           9/28/2007               100.56                     83                        92.55
  9/29/2007          12/31/2007                99.21                     86.35                     87.19

   1/1/2008           3/31/2008                87.88                     63.98                     75.77
   4/1/2008           6/30/2008                79.88                     64.4                      64.57
   7/1/2008           9/30/2008                72.29                     31.26                     40.99
  10/1/2008          12/31/2008                40.01                      4.16                     16.42

   1/1/2009           3/31/2009                19.91                      3.33                      7.85
   4/1/2009           6/30/2009                18.87                      7.16                     11.87
   7/1/2009           9/30/2009                29                        10.00                     26.5
  10/1/2009          11/24/2009                29.59                     23.06                     25.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Starwood Hotels & Resorts Worl (HOT)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55.3479                   47.6638                   54.7257
   4/1/2006           6/30/2006                63.64                     52.41                     60.34
   7/1/2006           9/29/2006                61.85                     49.68                     57.19
  9/30/2006          12/29/2006                68                        56.22                     62.5

   1/1/2007           3/30/2007                69.65                     59.63                     64.85
  3/31/2007           6/29/2007                74.35                     65.35                     67.07
  6/30/2007           9/28/2007                75.45                     52.63                     60.75
  9/29/2007          12/31/2007                62.83                     42.78                     44.03

   1/1/2008           3/31/2008                56                        37.07                     51.75
   4/1/2008           6/30/2008                55.34                     38.89                     40.07
   7/1/2008           9/30/2008                43.29                     25.95                     28.14
  10/1/2008          12/31/2008                28.55                     10.97                     17.9

   1/1/2009           3/31/2009                23.78                      8.99                     12.7
   4/1/2009           6/30/2009                26.68                     12.12                     22.2
   7/1/2009           9/30/2009                34.78                     18.49                     33.03
  10/1/2009          11/24/2009                36.45                     27.6601                   31.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Keycorp (KEY)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                37.67                     32.9                      36.8
   4/1/2006           6/30/2006                38.31                     34.24                     35.68
   7/1/2006           9/29/2006                38.15                     34.48                     37.44
  9/30/2006          12/29/2006                38.63                     35.73                     38.03

   1/1/2007           3/30/2007                39.9                      35.94                     37.47
  3/31/2007           6/29/2007                38.96                     34.15                     34.33
  6/30/2007           9/28/2007                37.09                     31.38                     32.33
  9/29/2007          12/31/2007                34.05                     21.04                     23.45

   1/1/2008           3/31/2008                27.23                     19                        21.95
   4/1/2008           6/30/2008                26.12                     10                        10.98
   7/1/2008           9/30/2008                18.48                      7.93                     11.94
  10/1/2008          12/31/2008                15.2                       4.99                      8.52

   1/1/2009           3/31/2009                 9.35                      4.83                      7.87
   4/1/2009           6/30/2009                 9.82                      4.4                       5.24
   7/1/2009           9/30/2009                 7.07                      4.4                       6.5
  10/1/2009          11/24/2009                 6.85                      5.29                      5.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lincoln National Corp (LNC)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                57.97                     52                        54.59
   4/1/2006           6/30/2006                60.52                     54.3                      56.44
   7/1/2006           9/29/2006                63.47                     53.94                     62.08
  9/30/2006          12/29/2006                66.72                     61.74                     66.4

   1/1/2007           3/30/2007                71.18                     64.29                     67.79
  3/31/2007           6/29/2007                74.72                     66.9                      70.95
  6/30/2007           9/28/2007                72.28                     54.4                      65.97
  9/29/2007          12/31/2007                70.66                     55.842                    58.22

   1/1/2008           3/31/2008                58.11                     45.5                      52
   4/1/2008           6/30/2008                56.8                      45.18                     45.32
   7/1/2008           9/30/2008                59.99                     39.83                     42.81
  10/1/2008          12/31/2008                45.5                       4.76                     18.84

   1/1/2009           3/31/2009                25.59                      4.9                       6.69
   4/1/2009           6/30/2009                19.99                      5.52                     17.21
   7/1/2009           9/30/2009                27.82                     14.34                     25.91
  10/1/2009          11/24/2009                28.1                      22.23                     23.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                58.03                     38.44                     56.66
   4/1/2006           6/30/2006                78.9                      54.68                     77.86
   7/1/2006           9/29/2006                77.86                     57.6801                   68.35
  9/30/2006          12/29/2006                97.25                     66.06                     89.48

   1/1/2007           3/30/2007               109.45                     81                        86.61
  3/31/2007           6/29/2007                91.93                     71.24                     76.39
  6/30/2007           9/28/2007               142.75                     75.56                    133.42
  9/29/2007          12/31/2007               148.76                    102.5                     103.05

   1/1/2008           3/31/2008               105.38                     70                        73.64
   4/1/2008           6/30/2008                83.13                     45.3                      47.44
   7/1/2008           9/30/2008                59.17                     30.56                     36.11
  10/1/2008          12/31/2008                37                         2.89                      5.93

   1/1/2009           3/31/2009                 9.15                      1.38                      3.01
   4/1/2009           6/30/2009                11.84                      3.08                      7.86
   7/1/2009           9/30/2009                20.73                      6.32                     16.84
  10/1/2009          11/24/2009                18.84                     12.95                     15.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Cargill Inc (MOS)
                                (Oct-04 - Oct-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                17.14                     13.78                     14.35
   4/1/2006           6/30/2006                17.28                     13.31                     15.65
   7/1/2006           9/29/2006                17.13                     14.03                     16.9
  9/30/2006          12/29/2006                23.54                     16.2                      21.36

   1/1/2007           3/30/2007                28.84                     19.49                     26.66
  3/31/2007           6/29/2007                41                        26.44                     39.02
  6/30/2007           9/28/2007                54.83                     32.5                      53.52
  9/29/2007          12/31/2007                97.6                      48.72                     94.34

   1/1/2008           3/31/2008               119.78                     71                       102.6
   4/1/2008           6/30/2008               163.25                     95                       144.7
   7/1/2008           9/30/2008               146.92                     62.21                     68.02
  10/1/2008          12/31/2008                71.5                      21.94                     34.6

   1/1/2009           3/31/2009                49.78                     31.17                     41.98
   4/1/2009           6/30/2009                59.34                     37.08                     44.3
   7/1/2009           9/30/2009                55.73                     38.373                    48.07
  10/1/2009          11/24/2009                57.42                     43.8381                   54.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                90.35                     66.98                     79.25
   4/1/2006           6/30/2006                80.45                     48.62                     68.48
   7/1/2006           9/29/2006                74.83                     56.05                     74.75
  9/30/2006          12/29/2006               112                        71.4                      97.2

   1/1/2007           3/30/2007               109.5                      80.51                     93.75
  3/31/2007           6/29/2007               101                        72.335                    73.62
  6/30/2007           9/28/2007                84.5                      64.26                     79.17
  9/29/2007          12/31/2007                95.25                     78.18                     87.77

   1/1/2008           3/31/2008                87.7                      55.12                     61.71
   4/1/2008           6/30/2008                76.71                     50.3                      50.66
   7/1/2008           9/30/2008                51.18                     32.26                     39.18
  10/1/2008          12/31/2008                40.7                      16.33                     27.38

   1/1/2009           3/31/2009                30.6                      14.52                     17.9
   4/1/2009           6/30/2009                31.93                     17.21                     27.25
   7/1/2009           9/30/2009                30.44                     23.7                      28.89
  10/1/2009          11/24/2009                30.00                     25.31                     25.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.32                     16                        23.16
   4/1/2006           6/30/2006                24.91                     15.98                     16.1
   7/1/2006           9/29/2006                16.55                     13.88                     14.56
  9/30/2006          12/29/2006                16.84                     13.41                     14.09

   1/1/2007           3/30/2007                19.5                      13.54                     18.13
  3/31/2007           6/29/2007                18.58                     15.45                     16.0199
  6/30/2007           9/28/2007                17.25                     13.52                     16.27
  9/29/2007          12/31/2007                19.23                      5.24                      6.34

   1/1/2008           3/31/2008                 7.06                      4.21                      5
   4/1/2008           6/30/2008                 7.36                      4.96                      5.39
   7/1/2008           9/30/2008                 8.94                      5                         5.97
  10/1/2008          12/31/2008                 6.5                       1.14                      3.07

   1/1/2009           3/31/2009                 9.51                      3.0201                    8.59
   4/1/2009           6/30/2009                16.74                      8.4                      16.58
   7/1/2009           9/30/2009                18.09                     12.36                     17.46
  10/1/2009          11/24/2009                17.4                      10.58                     11.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/30/2009                86                        42.76                     71.09
   7/1/2009           9/30/2009                88.08                     63.36                     67.6299
  10/1/2009          11/24/2009                70.57                     54.3                      59.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sprint Nextel Corp (S)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.8109                   20.3821                   23.439
   4/1/2006           6/30/2006                24.3914                   19.33                     19.99
   7/1/2006           9/29/2006                20.8                      15.92                     17.15
  9/30/2006          12/29/2006                20.63                     16.75                     18.89

   1/1/2007           3/30/2007                20.42                     16.93                     18.96
  3/31/2007           6/29/2007                23.42                     18.89                     20.71
  6/30/2007           9/28/2007                22.64                     17.24                     19
  9/29/2007          12/31/2007                19.7                      12.96                     13.13

   1/1/2008           3/31/2008                13.16                      5.48                      6.69
   4/1/2008           6/30/2008                 9.94                      6.27                      9.5
   7/1/2008           9/30/2008                 9.75                      5.75                      6.1
  10/1/2008          12/31/2008                 6.72                      1.35                      1.83

   1/1/2009           3/31/2009                 4.2                       1.83                      3.57
   4/1/2009           6/30/2009                 5.94                      3.49                      4.81
   7/1/2009           9/30/2009                 4.9104                    3.47                      3.95
  10/1/2009          11/24/2009                 4.05                      2.78                      3.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          UnitedHealth Group Inc (UNH)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.93                     53.2                      55.86
   4/1/2006           6/30/2006                56.6                      41.44                     44.78
   7/1/2006           9/29/2006                52.84                     44.29                     49.2
  9/30/2006          12/29/2006                54.46                     45.12                     53.73

   1/1/2007           3/30/2007                57.1                      50.51                     52.97
  3/31/2007           6/29/2007                55.9                      50.7                      51.14
  6/30/2007           9/28/2007                54.1                      45.82                     48.43
  9/29/2007          12/31/2007                59.46                     46.59                     58.2

   1/1/2008           3/31/2008                57.86                     33.57                     34.36
   4/1/2008           6/30/2008                38.33                     25.5                      26.25
   7/1/2008           9/30/2008                33.49                     21                        25.39
  10/1/2008          12/31/2008                27.31                     14.51                     26.6

   1/1/2009           3/31/2009                30.25                     16.18                     20.93
   4/1/2009           6/30/2009                29.69                     19.85                     24.98
   7/1/2009           9/30/2009                30                        23.69                     25.04
  10/1/2009          11/24/2009                29.69                     23.5                      29.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006                14.55                      9.815                    12.02
   7/1/2006           9/29/2006                12.27                      9.58                     10.78
  9/30/2006          12/29/2006                15.23                     10.34                     14.87

   1/1/2007           3/30/2007                19.025                    13.53                     18.495
  3/31/2007           6/29/2007                23.855                    18.435                    22.275
  6/30/2007           9/28/2007                34.61                     17                        33.93
  9/29/2007          12/31/2007                38.32                     29.9                      32.67

   1/1/2008           3/31/2008                37.54                     24                        34.64
   4/1/2008           6/30/2008                44.15                     34                        35.82
   7/1/2008           9/30/2008                35.01                     16.5                      19.15
  10/1/2008          12/31/2008                19.01                      8.8                      12.11

   1/1/2009           3/31/2009                17.85                     11.5                      13.3
   4/1/2009           6/30/2009                21.27                     13.1                      17.63
   7/1/2009           9/30/2009                23.58                     15.58                     23.13
  10/1/2009          11/24/2009                29.33                     21.91                     28.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           9/30/2009                29.56                     22.08                     28.18
  10/1/2009          11/24/2009                31.53                     25.99                     27.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           9/30/2009                51.65                     29.35                     44.37
  10/1/2009          11/24/2009                45.87                     33.25                     42.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           9/30/2009                44.07                     28.17                     42.74
  10/1/2009          11/24/2009                46.62                     39.82                     44.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                48.58                     35.1391                   36.53
   4/1/2006           6/30/2006                38.84                     31.52                     38.68
   7/1/2006           9/29/2006                38.62                     25.76                     32.12
  9/30/2006          12/29/2006                43.25                     30.58                     39.46

   1/1/2007           3/30/2007                42                        36.3                      39.79
  3/31/2007           6/29/2007                74.72                     39.55                     68.41
  6/30/2007           9/28/2007                94.26                     68.01                     93.15
  9/29/2007          12/31/2007               101.09                     76.5                      92.64

   1/1/2008           3/31/2008                97.43                     61.2                      71.3
   4/1/2008           6/30/2008                84.88                     70.65                     73.33
   7/1/2008           9/30/2008                91.75                     61.32                     72.76
  10/1/2008          12/31/2008                71.99                     34.68                     51.28

   1/1/2009           3/31/2009                75.61                     47.63                     73.44
   4/1/2009           6/30/2009                88.56                     71.71                     83.66
   7/1/2009           9/30/2009                94.5                      75.41                     93.36
  10/1/2009          11/24/2009               134.56                     88.27                    132.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/30/2009                40.96                     27.44                     33.04
   7/1/2009           9/30/2009                54.71                     30.01                     51.33
  10/1/2009          11/24/2009                61.28                     47.5                      58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Barclays PLC (EWZ)
                                (Jul-00 - Jul-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                43.2                      33.85                     39.95
   4/1/2006           6/30/2006                47                        31.5                      39.12
   7/1/2006           9/29/2006                41.15                     34.99                     38.47
  9/30/2006          12/29/2006                46.96                     38.03                     46.85

   1/1/2007           3/30/2007                49.98                     39.8                      49.22
  3/31/2007           6/29/2007                63.35                     48.85                     61.42
  6/30/2007           9/28/2007                74.73                     46.61                     73.55
  9/29/2007          12/31/2007                87.67                     71                        80.7

   1/1/2008           3/31/2008                88.77                     64                        77.03
   4/1/2008           6/30/2008               102.21                     77.48                     89.29
   7/1/2008           9/30/2008                88.97                     48.66                     56.31
  10/1/2008          12/31/2008                56.64                     26.64                     34.99

   1/1/2009           3/31/2009                41.03                     31.14                     37.7
   4/1/2009           6/30/2009                58.62                     37.24                     52.97
   7/1/2009           9/30/2009                68.5                      48.03                     67.64
  10/1/2009          11/24/2009                78.23                     65.07                     76.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           9/30/2009                 8.86                      5.24                      7.21
  10/1/2009          11/24/2009                 9.14                      6.61                      8.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.44                     22.28                     29.25
   4/1/2006           6/30/2006                41.66                     24.07                     30.22
   7/1/2006           9/29/2006                31.59                     21.63                     23.6
  9/30/2006          12/29/2006                31.47                     20.35                     28.44

   1/1/2007           3/30/2007                29.49                     23.01                     24.02
  3/31/2007           6/29/2007                26.93                     22.36                     23.69
  6/30/2007           9/28/2007                30.99                     21                        30.56
  9/29/2007          12/31/2007                38.11                     29.25                     33.93

   1/1/2008           3/31/2008                46.3                      31.86                     38.75
   4/1/2008           6/30/2008                47.75                     33.83                     46.17
   7/1/2008           9/30/2008                52.65                     24.72                     31.63
  10/1/2008          12/31/2008                33.85                     13.84                     31.53

   1/1/2009           3/31/2009                35.47                     23.02                     33.32
   4/1/2009           6/30/2009                40.82                     26.71                     34.75
   7/1/2009           9/30/2009                43.39                     31.84                     40.37
  10/1/2009          11/24/2009                45.49                     35.47                     43.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Yamana Gold Inc (AUY)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 9.75                      6.6                       9.26
   4/1/2006           6/30/2006                12.42                      7.79                      9.86
   7/1/2006           9/29/2006                11.38                      8.75                      9.25
  9/30/2006          12/29/2006                13.81                      7.82                     13.18

   1/1/2007           3/30/2007                15.44                     11.32                     14.36
  3/31/2007           6/29/2007                15.25                     11.02                     11.12
  6/30/2007           9/28/2007                13.04                      8.4                      11.78
  9/29/2007          12/31/2007                15.88                     11.04                     12.94

   1/1/2008           3/31/2008                19.93                     13.17                     14.62
   4/1/2008           6/30/2008                16.99                     12.24                     16.54
   7/1/2008           9/30/2008                17                         7.27                      8.33
  10/1/2008          12/31/2008                 8.8                       3.31                      7.72

   1/1/2009           3/31/2009                 9.75                      5.8                       9.25
   4/1/2009           6/30/2009                12                         7.36                      8.84
   7/1/2009           9/30/2009                11.49                      8.22                     10.71
  10/1/2009          11/24/2009                13.9                       9.98                     13.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           9/30/2009                36.5                      22                        33.9
  10/1/2009          11/24/2009                42.2                      31.69                     41.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006                71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006                56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006                45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007                41.756                    33.8916                   37.674
  3/31/2007           6/29/2007                52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007                47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007                62.55                     44.4898                   61.64

   1/1/2008           3/31/2008                63.97                     42.05                     51
   4/1/2008           6/30/2008                88.69                     49.38                     88.05
   7/1/2008           9/30/2008                88.39                     39.06                     45
  10/1/2008          12/31/2008                43.99                     16                        22.75

   1/1/2009           3/31/2009                30.95                     20.17                     25.04
   4/1/2009           6/30/2009                37.44                     23.56                     30.16
   7/1/2009           9/30/2009                41.54                     27.19                     37.22
  10/1/2009          11/24/2009                47.64                     34.54                     45.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/30/2009                14.55                      9.8                      11.72
   7/1/2009           9/30/2009                17.52                     10.5                      16.42
  10/1/2009          11/24/2009                16.87                     14.15                     16.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 30, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $37,940,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                November 24, 2009